Filed Pursuant to Rule 424(b)(5)
Registration No. 333-197378

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 25, 2014)
3,600,000 Shares

FINJAN HOLDINGS, INC.

Common Stock
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We are offering 3,600,000 shares of our common stock, par value $0.0001 per share. Our common stock is listed on The NASDAQ Capital Market under the symbol “FNJN.” On June 26, 2017, the last reported sales price of our common stock on The NASDAQ Capital Market was $3.62 per share.
As of June 26, 2017, the aggregate market value of our common stock held by non-affiliates was $64,823,152, based on 23,290,677 outstanding shares of common stock, of which 17,906,948 shares are held by non-affiliates. In no event will we sell securities in a public primary offering in reliance on General Instruction I.B.6 of Form S-3 with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.
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Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S‑6 of this prospectus supplement, page 4 of the accompanying prospectus, and our most recent Annual Report on Form 10-K and our other periodic filings with the Securities and Exchange Commission, or the SEC, incorporated by reference herein.
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Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Initial price to public	$3.15	$11,340,000
Underwriting discounts and commissions(1)	$0.25	$900,000
Proceeds, before expenses to us	$2.90	$10,440,000
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(1)	We refer you to “Underwriting” beginning on page S-10 of this prospectus supplement for additional information regarding underwriting compensation.
We have granted the underwriter a 30-day option to purchase up to an additional 540,000 shares of common stock at the public offering price, less the underwriting discount.
The underwriter expects to deliver the shares against payment on or about June 30, 2017.
__________________________________________________
B. RILEY & CO.
The date of this prospectus supplement is June 26, 2017.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses. We have not and the underwriter has not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of the applicable document.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.
We are offering to sell, and seeking offers to buy, shares of our common stock offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our common stock offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of our common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus, or any related free writing prospectus, are the property of their respective owners.
All references in this prospectus supplement and the accompanying prospectus to “Finjan,” “Finjan Holdings,” the “Company,” “we,” “us,” “our,” or similar references refer to Finjan Holdings, Inc., a Delaware corporation, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements reflect our expectations and projections about our future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance.  Our actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this prospectus as a result of various risks, uncertainties and other factors.  Important factors that could cause our actual results to differ materially from our expectations include, without limitation:

•	our ability to execute our business plan and operate profitably,

•	the outcome of pending or future licensing and enforcement actions,

•	our ability to expand our technology portfolio,

•	the enforceability of our patents,

•	our ability to successfully execute acquisitions, dispositions and other corporate transactions, if any,

•	the continued use of our technology in the market,

•	the impact of regulatory developments regarding patent enforcement, and

•	other factors described below under “Risk Factors” and in the information incorporated by reference into this prospectus supplement.
Forward-looking statements speak only as of the date of this prospectus supplement. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risk factors and financial statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our common stock.
Overview

We are a cybersecurity company focused in four business lines: intellectual property licensing and enforcement, mobile security application development, advisory services, and investing in emerging cybersecurity technologies and intellectual property. Licensing and enforcement of our cybersecurity patent portfolio is operated by our wholly-owned subsidiary Finjan, Inc. Finjan, Inc. became a wholly owned subsidiary of Finjan Holdings, Inc. in June of 2013 after a merger transaction, following which our common stock began trading on the OTC Markets. Our common stock has been trading on the NASDAQ Capital Market since May 2014. Since the merger, we continue to execute on our existing business lines while outlining a vision and focusing on growth.

Founded in 1996 and incorporated as a Delaware corporation in 1997, we developed software and hardware-based web and network security technologies capable of detecting previously unknown and emerging threats on a real-time, behavior-based, basis, in contrast to signature-based methods of intercepting only known threats to computers. The older, signature-based methods were standard in the web and network security industry during the 1990s. We invested heavily in both research and development of our technologies and in protecting our innovations by securing patents covering them. As the web and endpoint security industries - known as cybersecurity - have transitioned to behavior-based detection of malicious code, we believe that our patented technologies continue to be widely used, without license, by third parties in a number of market segments. These legacy development efforts continue today in licensing of the Company’s landmark patent portfolio. We have two additional operational subsidiaries: 1) CybeRisk, LLC. which is an advisory services firm focused on the intelligence between the server room and the board room, and 2) Finjan Mobile, Inc. which is developing security applications for mobile platforms with an eye towards converging Finjan’s early inventions for the enterprise customer into a consumer tangible format. Finally, we are strategic limited partners in a venture fund through Jerusalem Venture Partners (“JVP”) who, to date, has made 11 portfolio investments, with 2 early exits returning proceeds to the Company.

Recent Developments

On June 15, 2017, we entered into a Series A-1 Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Soryn HLDR Vehicle II LLC, a Delaware limited liability company (“Soryn HLDR”). Soryn HLDR was set up by Halcyon Long Duration Recoveries Management LP and its affiliates in partnership with Soryn Capital, LLC, an affiliate of Soryn IP Group, LLC. Pursuant to the Purchase Agreement, we issued to Soryn HLDR in a private placement (the “Private Placement”) an aggregate of 153,000 shares of our Series A-1 Preferred Stock (the “A-1 Preferred Shares”) at a purchase price of $100.00 per share, for aggregate proceeds of $15.3 million. The closing occurred on June19, 2017. At closing, we also issued Soryn HLDR a common stock warrant (the “Warrant”), to purchase 2,000,000 shares of our common at an exercise price of $3.18 per share, subject to certain adjustments, which Warrant has a term of three years. Under the terms of the Warrant, subject to certain limited exceptions, if at any time prior to June 19, 2018, we issue additional shares of common stock, the number of shares issuable upon exercise of the Warrant will increase such that the percentage of shares of our common stock issuable to Soryn HLDR as of the initial closing will not change. As a result, upon completion of this offering, an additional 309,136 shares of common stock, or an additional 355,506 shares if the underwriter exercises its option to purchase additional shares in full, will be issuable upon exercise of the Warrant.

We plan to use the proceeds from the Private Placement for general corporate purposes, including operations and working capital purposes. A portion of the proceeds may also be used to acquire or invest in intellectual property.

For more information about the terms of the A-1 Preferred Shares, see our Current Report on Form 8-K filed with the SEC on June 20, 2017, which is incorporated herein by reference.

Corporate Information

Our mailing address and executive offices are located at 2000 University Avenue, Suite 600, East Palo Alto, California 94303, and our telephone number at that address is (650) 282-3228. Our website address is www.finjan.com. Information contained on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement or any information incorporated by reference herein.

Additional information regarding Finjan Holdings and our subsidiaries is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, as described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

THE OFFERING
The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete description of the terms of our common stock, see “Description of Common Stock” beginning on page 8 of the accompanying prospectus.

Issuer………………………………...…..	Finjan Holdings, Inc.

Common stock offered…………....……	3,600,000 shares of our common stock, par value $0.0001 per share (or 4,140,000 shares if the underwriter exercises its option to purchase additional shares in full) (1)

Common stock to be outstanding after the completion of this offering …….................	26,890,677 shares (or 27,430,677 shares if the underwriter exercises its option to purchase additional shares in full) (1)

Use of proceeds………………....…….
We intend to use the net proceeds from this offering for working capital and general corporate purposes. Pending the application of such net proceeds, we may invest such net proceeds in interest-bearing accounts and short-term marketable securities. See “Use of Proceeds.”

Risk factors……………....……………
An investment in shares of our common stock involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2017 before making an investment decision.

NASDAQ Capital Market symbol ……….	FNJN

(1) Does not include 1,965,671 shares of common stock issuable upon the vesting of outstanding restricted stock units and the exercise of outstanding stock options; 2,000,000 shares of common stock issuable upon the exercise of the Warrant; or 309,136 additional shares of common stock that will become issuable upon the exercise of the Warrant upon completion of this offering, or an additional 355,506 shares if the underwriter exercises its option to purchase additional shares in full.

RISK FACTORS
An investment in our common stock involves various risks. You should carefully consider all of the information contained in this prospectus supplement and the accompanying prospectus, together with all other information contained or incorporated by reference herein or therein, before investing in our common stock. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See “Where You Can Find More Information.” The risks incorporated herein by reference are those which we believe are the material risks that we face; however, additional risks, including those not presently foreseen by us or that we currently deem immaterial may also impair our business and operations. The trading price of our common stock could decline due to any of these risks, as well as risks currently unknown to us, and you may lose all or part of your investment in our common stock.
Our stock price is volatile and purchasers of our common stock could incur substantial losses.
The trading price of our common stock has been and may continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. We believe these factors include:

•	success of our licensing and enforcement business;

•	the limited number of shares our common stock publicly owned and available for trading;

•	quarterly variations in our operating results compared to market expectations;

•	our raising or failure to raise additional capital;

•	the risk of our inability to continue to meet listing requirements of the NASDAQ Capital Market;

•	developments in relationships with licensees;

•	our competitors’ technological innovations;

•	announcements of developments in our patent enforcement actions;

•	our failure to meet or exceed securities analysts’ expectations of our financial results;

•	a change in financial estimates or securities analysts’ recommendations;

•	changes in management’s or securities analysts’ estimates of our financial performance;

•	changes in market valuations of similar companies;

•	regulatory developments and court decisions that negatively impact the ability of patent owners to protect their assets;

•	repurchases of our common stock; and

•
actual or expected sales of our common stock by our stockholders, including any of our significant stockholders, three of whom will continue to own greater than 10% of our outstanding common stock after the offering.

The number of shares of our common stock available for future issuance or sale could adversely affect the per-share trading price of our common stock.

As of the date of this prospectus supplement, approximately 23,290,677 shares of our common stock were outstanding. In connection with the issuance of our A-1 Preferred Shares, we issued the Warrant allowing for the purchase of 2,000,000 shares of our common stock at an exercise price of $3.18 per share, subject to certain adjustments, which Warrant has a term of three years. In addition, pursuant to the terms of the Warrant, subject to certain limited exceptions, if at any time prior to June 19, 2018, we issue additional shares of common stock, the number of shares issuable upon exercise of the Warrant will increase such that the percentage of shares of our common stock issuable to Soryn HLDR as of the initial closing will not change. As a result, upon completion of this offering, an additional 309,136 shares of common stock, or an additional 355,506 shares if the underwriter exercises its option to purchase additional shares in full, will be issuable upon exercise of the Warrant. As of the date of this prospectus supplement, there are 1,965,671 shares of common stock issuable upon the vesting of restricted stock units or exercise of outstanding stock options, and we may issue additional equity awards from time to time. We have 1,836,487 shares available for future issuance under the Amended and Restated 2014 Finjan Holdings, Inc. Incentive Compensation Plan.

We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares for resale in the open market will decrease the per-share trading price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
You may experience significant dilution as a result of this offering, which may adversely affect the per-share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on such proceeds, and cannot be determined at this time.

USE OF PROCEEDS
We estimate that the net proceeds that we will receive from this offering will be approximately $10,300,000, after deducting the underwriting discount and estimated offering expenses payable by us, or approximately $11,866,000 if the underwriter’s option to purchase additional shares is exercised in full.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. We will have significant discretion in the use of any net proceeds. Pending the application of such net proceeds, we may invest the net proceeds temporarily in interest-bearing accounts and short-term marketable securities.

DIVIDEND POLICY
     We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and compliance with applicable agreements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

UNDERWRITING
B. Riley & Co., LLC is acting as underwriter of the offering. We and B. Riley & Co., LLC have entered into an underwriting agreement with respect to the shares of common stock being offered hereby. Subject to certain conditions set forth in the underwriting agreement, the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the 3,600,000 shares of common stock.
The underwriter is committed to purchase all of the shares under the underwriting agreement, if any are purchased. The obligations of the underwriter under the underwriting agreement may be terminated upon the occurrence of certain stated events. We have granted the underwriter an option to purchase up to an additional 540,000 shares from us. The underwriter may exercise that option at any time and from time to time during the 30day period from the date of this prospectus supplement.
If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
The underwriter proposes to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.15 per share.
The underwriting fee is equal to the public offering price per share of common stock, less the amount paid by the underwriter to the Company per share of common stock. The underwriting fee is $0.25 per share. The following table sets forth the per share and total underwriting discounts and commissions to be paid to the underwriter.

	Fees without option	Fees with option
Per Share……………………………………………….	$0.25	$0.25
Total……………………………………………………	$900,000	$1,035,000

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $90,000, which will be paid by us. In addition, we have agreed to reimburse the underwriter for certain of their expenses, including reasonable fees of counsel, in an amount not to exceed $50,000.
The underwriter does not expect sales to discretionary accounts to exceed 5% of the total number of shares offered.
Our common stock is listed on the NASDAQ Capital Market under the symbol “FNJN.”
We have agreed to indemnify the underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act.
No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any of our common stock or securities convertible into, exchangeable for, exercisable for, or repayable with our common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of B. Riley & Co., LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The restrictions described above shall not apply to the conversion or exchange of convertible or exchangeable Company Securities outstanding as of the date of this prospectus supplement, sales pursuant to 10b5-1 plans, dispositions upon a change of control, forfeitures of common stock to satisfy withholding obligations upon the vesting of equity awards, bona fide gifts or transfers to family members or trusts for the direct or indirect benefit of the director or executive officer, or his or her family members, provided in each case that the transferee agrees in writing to be bound by the terms of the lock-up agreement and will also not apply to shares sold in certain instances based on withholding taxes for maturity of restricted stock.

Stabilization, Short Positions, and Penalty Bids
In connection with this offering, the underwriter may effect certain transactions in shares of our common stock in the open market in order to prevent or retard a decline in the market price of our common stock while this offering is in progress. These transactions may include short sales, purchases to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that has not been covered by subsequent purchases. “Covered” shorts are short positions in an amount not greater than the underwriter’s option to purchase additional shares, if applicable, and “naked” shorts are short positions in excess of that amount. In determining the source of shares to close out a “covered” short, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. A “covered” short may be covered by either exercising the underwriter’s option, if applicable, or purchasing shares in the open market. A “naked” short is more likely to be created if underwriter are concerned that there may be downward pressure on the price of our common stock in the open market prior to the completion of the offering, and may only be closed out by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter in the open market prior to the completion of the offering.
In addition, the underwriter may, pursuant to Regulation M of the Securities Act, also impose a penalty bid, which is when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or slowing a decline in the market price of our common stock, and together with the imposition of a penalty bid, may stabilize, maintain, or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced by the underwriter, they may be discontinued at any time. These transactions may be effected on The NASDAQ Capital Market, in the over-thecounter market, or otherwise.
Electronic Distribution
In connection with this offering, the underwriter may distribute prospectuses by electronic means, such as email. In addition, the underwriter may facilitate Internet distribution for this offering to certain of their Internet subscription customers, and allocate a limited number of shares for sale to their online brokerage customers. A prospectus in electronic format is being made available on the website maintained by the underwriter of this offering. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not a part of the prospectus or the registration statement, of which this prospectus forms a part.
Other Relationships
The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing, and brokerage activities. The underwriter and its respective affiliates have, from time to time, performed, and may provide from time to time in the future, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.
The underwriter received a fee of $500,000 for serving as placement agent with respect to our offering of the Series A-1 Shares that closed on June 19, 2017.
In addition, in the ordinary course of its various business activities, the underwriter and its respective affiliates may from time to time effect transactions for its own account or the account of its customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered and sold in this offering will be passed upon for us by GCA Law Partners LLP. Morrison & Foerster LLP is acting as counsel to the underwriter.

EXPERTS
Marcum LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 and December 31, 2015, as set forth in their report, which is incorporated herein by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information that we file with the SEC at the public reference room at the SEC’s principal office at 100 F Street N.E., Washington, DC, 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings are also available to you on the Internet website maintained by the SEC at http://www.sec.gov and on our website at http://www.finjan.com (which is not part of this prospectus supplement). The information on, or that may be accessed through, our website is not incorporated into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus. Purchasers of our common stock should rely only on the information contained or incorporated by reference in this prospectus supplement or the prospectus and in any free writing prospectus filed with the SEC.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Pursuant to the SEC rules, this prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information in such registration statement. You may read or obtain a copy of the accompanying prospectus and the registration statement, including exhibits, from the SEC in the manner described above.
We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be read and copied at the SEC public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10‑K for the year ended December 31, 2016, filed with SEC on March 27, 2017;

•	the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2017;

•	our Quarterly Report on Form 10‑Q for the quarter ended March 31, 2017, filed with SEC on May 11, 2017;

•
our Current Reports on Form 8‑K filed with the SEC on January 3, 2017, January 9, 2017, January 23, 2017, January 26, 2017, January 30, 2017, March 6, 2017, March 22, 2017, March 24, 2017, March 27, 2017, March 28, 2017, March 29, 2017 (with respect to Item 8.01), April 3, 2017, April 4, 2017, April 13, 2017, April 18, 2017 April 25, 2017, April 26, 2017, May 5, 2017, May 12, 2017, May 18, 2017, June 9, 2017, June 15, 2017, June 16, 2017, June 20, 2017 and June 22, 2017; and

•
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-33304), filed with the SEC on July 7, 2014, and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus supplement is a part. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC (including, without limitation, any information furnished under Item 2.07 or Item 7.01 of any Current Report on Form 8-K).
Any statement contained in this prospectus supplement or in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.
You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:
Finjan Holdings, Inc.
2000 University Avenue, Suite 600,
East Palo Alto, CA 94303
650-282-3228
Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS
FINJAN HOLDINGS, INC.
$100,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Stock Purchase Contracts
Units

Finjan Holdings, Inc. (“we,” “us,” “our” or the “Company”) may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. The total aggregate offering price for these securities will not exceed $100,000,000.
These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.
This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should carefully read this prospectus, any post-effective amendment and any prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities.
The principal executive offices of Finjan Holdings, Inc. are located at 122 East 42nd Street, Suite 1512, New York, NY 10168, and the telephone number is (646) 755-3320.
Our common stock is listed on The NASDAQ Capital Market under the symbol “FNJN.” On July 10, 2014, the closing price of our common stock on The NASDAQ Capital Market was $4.10 per share. As of that date, the aggregate market value of our outstanding common stock held by our non-affiliates was approximately $51.5 million. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus.

Investing in the securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 4 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated July 25, 2014.

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of its date only.
Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you may refer to the registration statement.

You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the Internet website maintained by the SEC at http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information will also be available on the Internet website of the SEC referred to above and our website www.finjan.com (which is not part of this prospectus). We intend to furnish our stockholders with annual reports containing financial statements audited by our independent registered accounting firm. Finjan’s.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this document information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed with the SEC. Any information incorporated by reference is considered part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents or information filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 8, 2014;
•
Our Current Reports on Form 8-K, filed with the SEC on February 4, 2014, February 12, 2014, March 14, 2014, March 18, 2014, March 24, 2014, April 8, 2014, May 8, 2014, May 9, 2014, July 1, 2014 and July 11, 2014; and

•	The description of our common stock, par value $0.0001 per share, contained in the Registration Statement on Form 8-A (File No. 001-33304) filed with the SEC on May 7, 2014.

We also incorporate by reference into this prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding any information furnished but not filed) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person (including any beneficial owner) to whom this prospectus is delivered. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Finjan Holdings, Inc., 122 East 42nd Street, Suite 1512, New York, New York 10168, (646) 755-3320. In addition, each document incorporated by reference is readily accessible on our website at https://finjan.com/. The information found on our website is not incorporated by reference in this prospectus as a result of the preceding cross-reference.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this prospectus, before deciding whether to invest in any of our securities, you should consider carefully the risks, uncertainties and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus, as the same may be updated, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the market price of our securities could decline, and you may lose all or part of your investment in our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. See also “Cautionary Note Regarding Forward-Looking Statements.”

  CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements reflect our expectations and projections about our future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Readers are cautioned that forward-looking statements are not guarantees of future performance.  Our actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this prospectus as a result of various risks, uncertainties and other factors.  Important factors that could cause our actual results to differ materially from our expectations include, without limitation:

•	our ability to execute our business plan and operate profitably,

•	the outcome of pending or future licensing and enforcement actions,

•	our ability to expand our technology portfolio,

•	the enforceability of our patents,

•	our ability to successfully execute acquisitions, dispositions and other corporate transactions, if any,

•	the continued use of our technology in the market,

•	the impact of regulatory developments regarding patent enforcement, and

•	other factors described above under “Risk Factors” in the information incorporated by reference into this prospectus.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

OUR BUSINESS
Overview
We, Finjan Holdings, Inc., are a Delaware corporation that operates two businesses, each of which constitutes a separate reportable segment. Our two reportable segments include: our web and network security technology segment, which we operate through our wholly-owned subsidiary, Finjan, Inc., and our organic fertilizer segment, which we operate through Converted Organics of California, LLC.
We intend to carry on our web and network security technology business as our principal line of business. We are evaluating whether to continue our organic fertilizer business as currently conducted. There can be no assurance that we will continue to operate our organic fertilizer business as previously operated or at all.

Web and Network Security Technology Segment
We operate our web and network security technology business through our wholly-owned subsidiary, Finjan, Inc. (“Finjan”). Through Finjan, we own a portfolio of patents, related to software that proactively detects malicious code and thereby protects end users from identity and data theft, spyware, malware, phishing, trojans and other online threats. Founded in 1997, Finjan developed and patented technology that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based, basis, in contrast to signature-based methods of intercepting only known threats to computers, which were standard in the online security industry during the 1990s. As the network, web and endpoint security industries have transitioned to behavior-based detection of malicious code, we believe that our technology is widely used by third parties. We intend to maximize the economic benefits of our technology through further licensing and to broaden our technology and patent holdings through acquisitions and strategic partnerships.
As a core element of our continued patent licensing and enforcement business, our management team, having expertise with technology and IP monetization, alongside early company executives including Shlomo Touboul (Finjan’s founder) who consults with us, monitors a number of markets and assesses and observes the adoption of our patented technology in these markets. Our management team, in conjunction with outside legal, technical, and financial experts conclude on a case-by-case basis whether or not they believe that Finjan’s patented technology is being used. Based on these observations, we continue to believe our patented technologies are relevant in specific technology areas including endpoint/cloud software, web gateway/internet infrastructure, and networking equipment markets. From that basis, we pursue unlicensed entities through licensing, assertion of claims or both.
Since the sale of its hardware and software operations in 2009, Finjan’s primary source of income and related cash flows has been the enforcement of its patent rights against unauthorized use and, to a lesser extent, income derived from intellectual property licenses granted to third parties for the use of patented technologies that are owned by Finjan. Although we are actively pursuing negotiated licenses apart from litigation settlements, we have not entered into a license agreement outside of a settlement since our 2012 negotiated license agreement with Trustwave Holdings, Inc.

Organic Fertilizer Segment
We operate a processing facility in Gonzales, CA that uses food and agricultural waste as raw materials to manufacture organic fertilizer and soil amendment products combining nutritional and disease suppression characteristics for sale to our agribusiness market. The Gonzales, CA facility is our production facility that services the West Coast agribusiness customer base through established distribution channels. This facility uses proprietary technology and process known as High Temperature Liquid Composting, or HTLC, which processes various biodegradable waste products into liquid and food waste-based fertilizer and a limited amount of solids that could be further processed into a useable form for use in agriculture, retail, and professional turf markets.
We are evaluating whether to continue our organic fertilizer business. There can be no assurance that we will continue to operate our organic fertilizer business as previously operated or at all.

USE OF PROCEEDS
Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for:

•	debt reduction or debt refinancing;

•	investments in or advances to subsidiaries;

•	expanding existing businesses, acquiring businesses or investing in other business opportunities;

•	repurchase of shares of our common stock or other securities;

•	capital expenditures; and

•	general corporate purposes.

Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.
The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES
The following table shows our ratio of consolidated earnings to fixed charges for the three months ended March 31, 2014 and each of our last five fiscal years:

For the purpose of computing the above ratios, earnings consists of (loss) income before income taxes plus fixed charges, and fixed charges consists of interest expense and an estimate of the portion of rental expense that represents the interest factor.
As of the date of this prospectus we do not have any shares of preferred stock outstanding and, prior to the date of this prospectus, we did not have any shares of preferred stock outstanding that paid holders thereof any preference dividends. Accordingly, our ratio of earnings to combined fixed charges and preference dividends is the same as our ratio of consolidated earnings to fixed charges as disclosed above.

On June 3, 2013, the Company consummated the Reverse Merger and changed its name from “Converted Organics, Inc.” to “Finjan Holdings, Inc.”  Under generally accepted accounting principles in the United States, (“GAAP”), because Finjan’s former stockholders received the greater portion of the voting rights in the combined entity and Finjan’s senior management represents all of the senior management of the combined entity, the Reverse Merger was accounted for as a reverse acquisition under the acquisition method of accounting for business combinations, with Finjan treated as the acquiring company in the Reverse Merger for accounting purposes. Consequently, the assets and liabilities and the historical operations that are reflected in our historical financial statements are those of Finjan. The results of operations of our organic fertilizer segment have been included in our assets and liabilities and our historical operations since June 3, 2013, the date we completed the Reverse Merger.

Finjan was founded in 1997 as a wholly owned subsidiary of Finjan’s initial parent (Finjan Software, Ltd. or “FSI”). Finjan’s initial parent, together with its subsidiaries, sold enterprise web security solutions, including real-time and behavior-based malware prevention. In October 2003, Finjan’s initial parent transferred all of its shares in Finjan to FSI. As a result of this transfer, Finjan became a wholly-owned subsidiary of FSI.  The selected historical financial data presented above under the heading “Earnings available for fixed charges” and “Fixed Charges” for the years ended December 31, 2012 and 2011 and the selected historical financial data presented above under the heading “Balance Sheet Data” as of December 31, 2012 and 2011 are Finjan’s.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, senior and subordinated debt securities, depositary shares, warrants, subscription rights, stock purchase contracts and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Common Stock
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock, par value $0.0001 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, as well as applicable provisions of the Delaware General Corporation Law (“DGCL”). You should carefully consider the actual provisions of our amended and restated certificate of incorporation and bylaws as well as relevant portions of the DGCL.

General
We are authorized to issue up to an aggregate of 80,000,000 shares of common stock, par value $0.0001 per share.  As of July 10, 2014, 22,410,453 shares of our common stock were issued and outstanding and 1,481,533 shares of our common stock underlying 1,481,533 options (vested and unvested) to purchase shares of our common stock are reserved for issuance pursuant to the Finjan Holdings, Inc. 2013 Global Share Option Plan and Israeli Sub-Plan (the “2013 Option Plan”) and 2,196,836 shares of common stock are reserved for issuance pursuant to the Finjan Holdings, Inc. 2014 Incentive Compensation Plan (the “2014 Plan”). Other than with respect to these outstanding options, the 2013 Option Plan has been terminated. As of July 10, 2014, the 2014 Plan is the only equity incentive plan available to the Company. As of July 10, 2014, there were 53 holders of record of our common stock.
Our common stock is listed on The NASDAQ Capital Market under the symbol “FNJN.”
The holders of our common stock are entitled to receive ratably, subject to the rights of any then outstanding shares of preferred stock, such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for our operations and expansion. Upon any liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the preferences of any then outstanding shares of preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of our common stock are fully-paid and non-assessable.
Each holder of a share of our common stock is entitled to one vote per share held on each matter to be considered by holders of our common stock. Our amended and restated certificate of incorporation does not provide for cumulative voting. At any meeting of stockholders duly called and held at which a quorum is present, (i) except to the extent otherwise required by the certificate of incorporation, the bylaws or the DGCL, in all matters other than the election of directors, the vote of the holders of a majority of the voting power of all then outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the subject matter is to be the act of the stockholders, and (ii) each director is to be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders and entitled to vote on the election of directors. Our amended and restated certificate of incorporation provides that the following actions require the affirmative vote of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote:

•	for stockholders to amend, alter, repeal or adopt bylaws of the Company,

•	for stockholders to amend, alter, repeal or adopt provisions inconsistent with, provisions in the certificate of incorporation relating to:

o	the size and classified structure of the Board, director removal requirements and the ability to fill vacancies on the Board;

o	the prohibition against stockholder action by written consent;

o	the supermajority voting requirements for charter and bylaw amendments;

o	indemnification of directors and officers; and

o	the designation of the Delaware Court of Chancery as the exclusive forum for certain legal actions, and

•	for stockholders to remove a director for cause.

Our amended and restated certificate of incorporation further provides that holders of our common stock may not vote on any amendment to our certificate of incorporation (including a certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our Board of Directors may designate and that we issue in the future.

Anti-Takeover Effects of Provisions of the Delaware General Corporate Law and our Certificate of Incorporation

Available Shares. Pursuant to the terms of our amended and restated certificate of incorporation, we have authorized but unissued shares of our common stock which are available for future issuance without any further vote or action by our stockholders. In addition, as discussed below, pursuant to the terms of our amended and restated certificate of incorporation, we are authorized to issue, without shareholder approval, up to an aggregate of 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series as may have been determined by our board of directors, which may have established from time to time the number of shares to be included in such series, and fixed the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. Any preferred stock so established and designated by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of our company.
These shares of common stock and preferred stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock, and our ability to fix the designations, powers, preferences and rights of shares of our preferred stock, could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer or merger, or otherwise.

Section 203 of the General Corporation Law of the State of Delaware.  We are a Delaware corporation and may in the future be subject to Section 203 of the DGCL.  In general, Section 203 provides that, subject to certain exceptions specified in the law, we may not engage in certain ‘‘business combinations’’ with any ‘‘interested stockholder’’ for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine whether shares held under the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to that time, the business combination is approved by our board of directors at an annual or special meeting of stockholders and not by written consent, and by the affirmative vote of holders of at least 66⅔% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a ‘‘business combination’’ includes a reverse merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an ‘‘interested stockholder’’ is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Section 203 generally makes it more difficult for a person who is or would be an ‘‘interested stockholder’’ to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in our and their best interests.

Classified Board of Directors. Pursuant to the terms of our amended and restated certificate of incorporation, our board of directors is classified with respect to the terms for which its members hold office by dividing the members into three classes, with the terms of the directors of one class expiring at each annual meeting of our stockholders, subject to the appointment and qualification of their successors. As a result, the term for service on our board of directors expires for only a portion of our board of directors at each annual stockholder meeting. The classification of our board of directors into separate classes with staggered terms may delay or prevent a change of our board of directors as a whole or our management or a change in control of our company.

Supermajority Voting Requirements. Pursuant to the terms of our amended and restated certificate of incorporation, supermajority voting requirements apply to certain shareholder actions, as described above. Supermajority vote requirements are designed to provide protection for all stockholders by protecting them against self-interested action by one or a few large stockholders, and to encourage a person seeking control of a company to negotiate with its board of directors to reach terms that are fair and provide the best results for all stockholders.  However, supermajority voting requirements could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company, and may have the effect of insulating the Board from action to remove directors when a majority of our shareholders believe doing so is in their best interest.

Stockholder Action by Written Consent. Delaware law provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of the stockholders may only be taken at an annual or special meeting before which it is properly brought, and not by written consent without a meeting.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by (a) our chairman of the Board of Directors, (b) our chief executive officer (or if no chief executive officer shall then be serving, our president) or (c) a majority of the Board of Directors by resolution. Our amended and restated bylaws also include advance notice procedures and requirements for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Description of Preferred Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.0001 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, applicable provisions of the DGCL, and the certificate of designations relating to the particular series of preferred stock (which we will file with the SEC in connection with the issuance of that series of preferred stock). You should carefully consider the actual provisions of our amended and restated certificate of incorporation and bylaws as well as relevant portions of the DGCL.

Under our amended and restated certificate of incorporation, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. As of July 10, 2014, no shares of preferred stock were issued and outstanding.

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more classes or series of preferred stock.  Unless required by law or by any stock exchange on which our common stock is listed in the future, the authorized shares of preferred stock will be available for issuance at the discretion of our board of directors without further action by our stockholders.  Our board of directors is authorized to determine, with respect to any class or series of preferred stock, the terms and rights of that series including:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•
the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

•	restrictions on the issuance of shares of the same series or any other class or series; and

•	voting rights, if any, of the holders of the series.
The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us. See “—Anti-Takeover Effects of Provisions of the Delaware General Corporate Law and our Certificate of Incorporation” above.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered will, when issued against full payment of their purchase price, be fully paid and non-assessable. If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Senior and Subordinated Debt Securities
General
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time following their execution. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.
The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.
The following is a description of the material features, terms and provisions of debt securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option, as may be set forth in the indentures or any supplement or amendment thereto. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment. Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.
The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part and the denominations in which we may issue the debt securities;

•
the person or persons to whom any principal or interest on a debt security of the series will be paid, the date or dates on which we must repay the principal, and the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the terms and conditions on which the debt securities may be convertible into other securities or may be redeemed, if at all;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance;

•
any addition to or change in the events of default applicable to the debt securities and any right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

•	other terms of the debt securities, including terms, procedures and limitations relating to the exchange and transfer of the debt securities.

      Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.
If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any debt securities offered under this prospectus will also be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•	default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

•	default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

•	failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, insolvency, or reorganization; and

•	any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.
Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.
Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.
Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.
To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.
As used in the senior indenture, “U.S. government obligations” are:

•
direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer; and

•	certain depositary receipts with respect to obligations referred to in clause immediately above.
As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.
As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.
If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•
add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•
cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.
The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.
Subordinated Debt Securities
The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.
Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.
As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as, the subordinated debt securities.
As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or to not rank senior to, the subordinated debt securities.
If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.
Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•
there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.
Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.
In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•
our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•	any other default regarding that series of debt securities.
Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”
Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.
Consolidation, Merger, and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger, and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.
The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.
Governing Law
The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Depositary Shares
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, fractional interests in shares of a particular class or series of our preferred stock, rather than full shares of preferred stock, as set forth in the applicable prospectus supplement. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular class or series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, which we will file with the SEC in connection with the issuance of the depositary shares, and our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus. You should carefully consider the actual provisions of these documents.
The shares of any class or series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related class or series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•
there has been a final distribution on the preferred stock of the relevant class or series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any depositary shares offered under this prospectus will also be described in the applicable prospectus supplement.
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.
The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

Description of Warrants
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, warrants in one or more series to purchase common stock, preferred stock, depositary shares, or any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. You should carefully consider the actual provisions of the warrants and any related warrant agreement. As of July 10, 2014, we had issued and outstanding Class H Warrants to purchase an aggregate of less than 1 share of common stock at an exercise price of $39,000,000 per share. The Class H Warrants expire on October 14, 2014.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	the terms of any mandatory or option call provisions;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	the identity of any warrant agent; and

•	other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Class H Warrants

In connection with our public offering completed in October 2009, we issued Class H warrants to purchase an aggregate of 17,250,000 shares of common stock at an exercise price of $1.30 per share, subject to adjustment. As a result of a 1-for-10 reverse stock split that we effected on November 8, 2011, a 1-for-500 reverse stock split that we effected on March 5, 2012, the 1-for-500 reverse stock split effected on June 3, 2013 and the 1-for-12 reverse stock split effected on August 22, 2013, our Class H warrants are currently exercisable for an aggregate of approximately 1 share of common stock at an exercise price of $39,000,000 per share.

The Class H warrants will expire on October 14, 2014 at 5:00 p.m., New York City time. The Class H warrants are not redeemable.

Description of Subscription Rights
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, subscription rights to purchase shares of our common stock or preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights set forth in any subscription agreement, which we will file with the SEC in connection with the issuance of the subscription rights, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. You should carefully consider the actual provisions of these documents.
The subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be offered to each stockholder;

•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	the dates on which the right to exercise the subscription rights will commence and expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights; and

•	other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights.
If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any subscription rights offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Stock Purchase Contracts
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of common stock or other securities at a future date or dates. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the stock purchase contracts, which we will file with the SEC in connection with the issuance of the stock purchase contracts, and the terms of the securities to which the stock purchase contracts relate. You should carefully consider the actual provisions of the stock purchase contracts.
The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or require such holders to make periodic payments to us, and such payments by us may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. Specific terms of the stock purchase contracts will be stated in the applicable prospectus supplement.
If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any stock purchase contracts offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Units
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, units comprised of two or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
Specific terms of the units and any related unit agreement, including, among others, the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and whether the units will be issued in fully registered or global form, will be stated in the applicable prospectus supplement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the units and any related unit agreement, which we will file with the SEC in connection with the issuance of the units, and the terms of the securities that comprise the units. You should carefully consider the actual provisions of the units and any related unit agreement.
If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any units offered under this prospectus will also be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.
The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system (if the securities are listed on an exchange or admitted for trading on an automated quotation system), in the over-the-counter market or otherwise.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS
Except as otherwise provided in any prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, New York, New York. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS
The Company’s consolidated financial statements as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012, and 2011, and its internal control over financial reporting as of December 31, 2013, which expressed an adverse opinion because of the existence of material weaknesses, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference in this Registration Statement. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

3,600,000 Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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B. RILEY & CO.

June 26, 2017